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                                                                   EXHIBIT 10.45

                         SECURITIES ISSUANCE AGREEMENT


          THIS SECURITIES ISSUANCE AGREEMENT (this "Agreement") is entered into as of September 4, 1997, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and BANYAN SYSTEMS INCORPORATED, a Massachusetts corporation (the "Company"), with its chief executive office located at 120 Flanders Road, Westboro, Massachusetts 01581.

                                    Recitals
                                    --------

          A. Concurrently herewith, the Company and Foothill are entering into that certain Loan and Security Agreement, dated as of even date herewith (the "Loan Agreement").

          B. The execution, delivery and performance of this Agreement by the Company is a condition precedent to the initial advances under the Loan Agreement.

          C. The parties wish to enter into this Agreement by which, among other things, the Company will issue to Foothill warrants to purchase shares of the common stock, $.01 par value per share, of the Company (together with any stock into or for which such common stock may be converted or exchanged, the "Common Stock").

          NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DEFINITIONS. Initially capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Loan Agreement.

          2. ISSUANCE OF WARRANTS. On each of (a) the date hereof and (b) each anniversary of the date hereof prior to the repayment in full of the Obligations and the termination of the obligation of Foothill to make Advances (but in no event following the earlier to occur of (i) the Renewal Date (unless the term of the Loan Agreement is renewed beyond the Renewal Date, in which case the term "Renewal Date" as used in this clause (i) shall refer instead to the end of the ultimate one year renewal period referred to in Section 3.4 of the
                                                           -----------
Loan Agreement), or (ii) the Business Day immediately following the date, if any, that Borrower terminates the Loan Agreement pursuant to Section 3.6 of the
                                                             -----------
Loan Agreement), the Company shall issue to Foothill a warrant to purchase Seventy Five Thousand (75,000) shares of Common Stock (as adjusted from time to time pursuant to Section 3 hereof, the "Warrant Shares" or "Shares") at an exercise price of (y) $2.28125 per share, in the case of the Warrants issued on the date hereof, and, (z) in the case of Warrants issued on subsequent anniversary dates, at a per share exercise price equal to the closing price of a share of the Common Stock of the Company on the last trading day prior to the date of issuance of such warrant reported on the Exchange (as defined in Section 3(g) hereof) on which the Common Stock of the Company is then traded, or, if such Common Stock is not then traded on such an Exchange, the fair market value (as

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defined in Section 3(g) hereof) of a share of the Common Stock of the
Company as of the date of issuance of such Warrants, determined in accordance with Section 3(g) hereof, treating such date of issuance as the "Determination Date" for purposes of such determination (as such exercise price, in each instance governed by clause (y) or (z) above, may be adjusted from time to time pursuant to Section 3 hereof, the "Warrant Price"), and otherwise in the form of Exhibit W-1 attached hereto and made a part hereof (each, a "Warrant" and collectively, the "Warrants"). Any provisions to the contrary in this Section 2 notwithstanding, the Company is under no obligation to issue Warrants exerciseable for more than an aggregate of 225,000 Shares, as such number may be adjusted from time to time pursuant to Section 3 hereof, pursuant to Warrants to be issued on the date hereof and the first two (2) anniversaries of such date, unless the term of the Loan Agreement is renewed beyond the Renewal Date.

          3. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities that are the subject of any Warrant to be issued hereunder and the Warrant Price with respect to each such Warrant shall be subject to adjustment from time to time, up to and including the time of issuance of such Warrant (after which time Section 4 of such Warrant, among other provisions, shall govern such adjustments), upon the occurrence of certain events, as follows:

               a.    Reclassification or Merger.  In case of any
                     --------------------------
reclassification, change or conversion of the Common Stock or any other securities of the class issuable upon exercise of such Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of such Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Foothill a new securities issuance agreement (in form and substance reasonably satisfactory to Foothill), so that Foothill shall have the right to receive, in lieu of the Warrants to be issued hereunder, warrants providing for a total purchase price not to exceed that which otherwise would have been payable upon the exercise of such Warrants, and in lieu of the shares of Common Stock theretofore issuable upon exercise of such Warrants, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock which otherwise would have been purchasable under such Warrants. Such new securities issuance agreement shall provide for adjustments and other rights that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 and other rights provided for in this Agreement. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

               b.    Subdivision or Combination of Shares.  If the Company shall
                     ------------------------------------
subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

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               c.    Stock Dividends and Other Distributions.  If the Company
                     ---------------------------------------
shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and
(b)) of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

               d.    Special Distributions.  In case the Company shall fix a
                     ---------------------
record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) or evidences of indebtedness or assets (other than dividends and distributions referred to in subparagraphs (b) and (c) above and other than cash dividends) or of subscription rights, options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company, the Warrant Price to be in effect on and after such record date shall be adjusted by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the fair market value per share of Common Stock on such record date, less the fair value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Clerk or Assistant Clerk) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one
(1) share of the Common Stock outstanding as of such record date, and (ii) the denominator of which shall be such fair market value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Shares that are the subject of any Warrant issued prior to the date such subsequent adjustment was made.

               e.    Other Issuances of Securities.  In case the Company or any
                     -----------------------------
subsidiary shall issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities described in subparagraphs
(f) or (g) of Section 8 hereof or issued in any of the transactions described in subparagraphs (b), (c) or (d) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, (iii) the Warrants and any shares issued upon exercise thereof, (iv) shares of Common Stock, or other securities convertible or exercisable therefor, issued to employees, directors, consultants or advisors to the Company (for serving in such capacities) under any plan or agreement, provided that the annual aggregate of such shares or other securities
           --------
issued at below fair market value does not exceed 500,000 shares of Common Stock, on a fully converted and exercised basis (it being understood that the limitation contained in this proviso does not apply to shares or other

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securities issued at or above fair market value), and (v) shares of Common
Stock, or other securities convertible into or exchangeable or exercisable therefor, issued to employees, directors, consultants, or advisors to the Company upon the exercise of any right, option, warrant, or conversion or exchange feature of any security, to the extent that such right, option, warrant, or convertible or exchangeable security was issued prior to September 4, 1997 to any such employee, director, consultant, or advisor (for serving in any such capacity) under any plan or agreement that existed prior to September 4, 1997), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing
(x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the fair market value per share of Common Stock on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction
(i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such fair market value per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the aggregate consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the aggregate minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby (without regard to any provision contained therein for a subsequent adjustment of such consideration or premium). In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this subparagraph (e), the Board of Directors of the Company shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Clerk or Assistant Clerk. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this subparagraph (e), the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Clerk or Assistant Clerk, the fair value of

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the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Shares that are the subject of any Warrant issued prior to the date such subsequent adjustment is made.

               f.    Adjustment of Number of Shares.  Upon each adjustment in
                     ------------------------------
the Warrant Price pursuant to this Section 3, the number of Shares of Common Stock that are the subject of any Warrant to be issued hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter; provided that any adjustments pursuant to
Section 3(a) shall be made in accordance with the terms of such Section rather than the terms of this Section 3(f). Notwithstanding the terms of Section 2(z) hereof, the number of Shares for which Warrants issued hereby are exercisable shall be adjusted in accordance with this Section 3 as if a Warrant Price determined pursuant to Section 2(y) hereof and adjusted in accordance with this
Section 3 were the Warrant Price with respect to a given Warrant, notwithstanding the fact that the Warrant Price is actually determined in accordance with Section 2(z).

               g.    Determination of Fair Market Value.  For purposes of this
                     ----------------------------------
Section 3, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean (i) if shares of Common Stock are traded or a national securities exchange (an "Exchange"), the average of the closing prices of a share of the Common Stock of the Company on the last twenty
(20) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal; or (ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the Nasdaq National Market System or the Nasdaq Small-Cap Market (either, "NASDAQ"), (A) the average of the last sale prices reported on NASDAQ or (B) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask prices, in each case on the last twenty (20) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported in The Wall Street Journal; or (iii) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Clerk or Assistant Clerk; provided, however, that solely for the purpose of determining whether a below "fair market value" issuance has occurred that could result in adjustments to the Warrant Price pursuant to Section 3(e) (and expressly not with respect to calculating the adjustments as could result therefrom), such fair market value shall be the lesser of (x) the fair market value determined in accordance with the foregoing paragraph, and (y) the fair market value as would be determined in accordance with the foregoing paragraph if a

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standard of one (1) trading day rather than the average of twenty (20) trading days were the basis for the calculations therein.

          4. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or the number of Shares that are the subject of any Warrant to be issued hereunder shall be adjusted pursuant to Section 3 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares that are the subject of any Warrant to be issued hereunder after giving effect to such adjustment, which shall be mailed (without regard to Section 10 hereof, by first class mail, postage prepaid) to Foothill.

          5.   REGISTRATION RIGHTS.

               5.1.a.   The Company covenants and agrees that, for a period
ending March 4, 2008, after receipt of a written request (a "Demand Registration Request") from the holders of the Warrants and/or holders of Shares (the Warrants and the Shares are referred to herein, collectively, as the "Securities") (hereinafter, the "Securityholders") constituting fifty-one percent (51%) or more of the Securities outstanding on such date and then eligible for inclusion in a registration pursuant to this Section 5.1, stating that the Initiating Securityholders (as defined below) desire and intend to transfer all or a portion of the Securities held by them under such circumstances, the Company shall give notice (the "Registration Notice") to all of the Securityholders within thirty (30) days of the Company's receipt of such registration request, and the Company shall cause to be included in such registration all Securities requested to be included therein by any such Securityholder within fifteen (15) days after such Registration Notice is effective (subject to the provisions of the final sentence of this Section 5.1(a)). After such 15-day period, the Company shall file as promptly as reasonably practicable a registration statement and use its reasonable best efforts to cause such registration statement to become effective under the Securities Act of 1933, as amended (the "Act") and remain effective for one hundred and twenty (120) days (or ninety (90) days in the case of a filing on Form S-1) or such shorter period as may be required if all such Securities covered by such registration statement are sold prior to the expiration of such 120-day (or 90-day) period; provided that, except to the extent that any Securities requested to be included in the initial registration requested under this Section 5.1(a) are not so included as the result of the provisions of the final sentence of this Section 5.1(a), the Company shall not be obligated to effect any such registration pursuant to this Section 5.1 after the Company has effected such initial registration; provided further that the Company shall not be obligated to effect any such registration pursuant to this Section 5.1 after the Company has effected two (2) such registrations pursuant to this Section
5.1.  Each Securityholder making a demand for registration under this Section
5.1 is referred to herein as an "Initiating Securityholder." For purposes of this Section 5, a registration shall not be deemed to have been effected unless
(i) a registration statement with regard thereto has been declared effective and remained effective for a period of one hundred and twenty (120) days (or ninety
(90) days in the case of a filing on Form S-1) (or such shorter period as is permitted in the second sentence of this Section 5.1) or (ii) the registration is withdrawn at the request of the Securityholders. The foregoing notwithstanding, in the event of an underwritten offering pursuant to this
Section 5.1, if the managing underwriter of such offering shall advise the Securityholders

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in writing that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in the registration shall be included in the following order: (i) first, all of the Securities requested to be included therein by the Initiating Securityholders, pro rata among such Initiating Securityholders according to the number of Securities requested to be included by each such Initiating Securityholder requesting inclusion therein,
(ii) second, the Securities requested to be included therein by the other Securityholders, pro rata among such Securityholders according to the number of Securities requested to be included by each such Securityholder requesting inclusion therein, and (iii) third, such other securities requested to be included therein by the Company and the holders of such other securities, pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein.

                   b. For purposes of this Section 5.1, the Securityholders who have requested registration of Shares to be acquired upon the exercise of Warrants not theretofore exercised shall furnish the Company with an undertaking that they or the underwriters or other persons to whom such Warrants will be transferred have undertaken to exercise such Warrants and to sell, transfer or otherwise dispose of the Shares received upon exercise of such Warrants in such registration.

                   c. In the event of an underwritten offering pursuant to this Section 5.1, the Company shall be entitled to select the underwriter; provided, that the underwriter so selected shall be subject to approval by the Securityholders requesting registration of the Securities being registered, which approval shall not be withheld unreasonably.

                   d. Notwithstanding the terms of Section 5.1(a), the Company shall not be required to register the Securities of Securityholders pursuant to this Section 5.1, if the Company elects, at its sole option and to the extent that it may legally do so, to purchase such Securities and completes such purchase pursuant to the provisions of this Section 5.1(d). Within fifteen
(15) days after receipt of a Demand Registration Request, the Company may elect to purchase all and not less than all of the Securities that would otherwise be subject to registration pursuant to Section 5.1(a) by providing written notice (the "Purchase Notice") to all of the Securityholders setting forth (i) its election to purchase such Securities, (ii) the purchase price of the Securities, and (iii) the closing date for such purchase. The Company shall thereafter purchase all of the Securities requested to be included in such purchase by the Securityholders within fifteen (15) days after the Purchase Notice becomes effective. The purchase price for each Share shall be the fair market value (as defined in Section 3 hereof) of a share of Common Stock on the date of the Demand Registration Request; the purchase price for each Warrant shall be (x) the fair market value (as defined in Section 3 hereof) of a share of Common Stock on the date of the Demand Registration Request less (y) the Warrant Price with respect thereto. The closing of the purchase of the Securities shall take place on the date set forth in the Purchase Notice, which date shall be not less than fifteen (15) not more than forty-five (45) days after the

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date of the Purchase Notice. At the closing, the Company shall deliver to each
Securityholder, in cash, the purchase price for the Securities surrendered by such Securityholder.

                   e. Notwithstanding the terms of Section 5.1(a), the Company shall not be required to register the Securities of the Securityholders pursuant to this Section 5.1, if the Securityholders are then entitled to sell the Securities under Rule 144(k) promulgated under the Act. Shares shall cease to be "Securities" under Section 5 hereof upon a sale thereof (y) pursuant to and in compliance with Rule 144 promulgated under the Act, or (z) pursuant to an effective registration statement under the Act.

               5.2.a.    The Company covenants and agrees with the
Securityholders that, for a period ending March 4, 2008, in the event that the Company proposes to file a registration statement under the Act with respect to any of its equity securities (other than pursuant to registration statements on Form S-4 or Form S-8 or any successor or similar forms), whether or not for its own account, then the Company shall give written notice of such proposed filing to all Securityholders promptly (and in any event at least twenty (20) days before the anticipated filing date). Such notice shall offer to such Securityholders, together with others who have similar rights, the opportunity to include in such registration statement such number of Securities as they may request. The Company shall cause the managing underwriter of a proposed underwritten offering (unless the offering is an underwritten offering of a class of the Company's equity securities other than Common Stock and the managing underwriter has advised the Company in writing that, in its opinion, the inclusion in such offering of Common Stock would materially adversely affect the distribution of such offering) to permit the holders of Securities requested to be included in the registration to include such Securities in the proposed offering and the Company shall use its reasonable best efforts to include such Securities in such proposed offering on the same terms and conditions as any similar securities of the Company included therein. If the offering of which the Company gives notice is a public offering involving an underwriter, the right of a Securityholder to registration pursuant to this Section 5.2 shall be conditioned upon such Securityholder's participation in such underwriting and the inclusion of the Securities to be sold by such Securityholder in the underwriting. All Securityholders proposing to distribute Securities through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. The foregoing notwithstanding, in the case of a firm commitment offering on underwriting terms appropriate for such a transaction, other than a registration requested by Securityholders pursuant to Section 5.1, if any such managing underwriter of recognized standing shall advise the Company and the Securityholders in writing that, in its opinion, the distribution of all or a specified portion of the Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in a registration which is a primary underwritten offering on behalf of the Company shall be included in the following order: (i) first, the securities the Company proposes to include therein and (ii) second, such other securities (including the Securities) requested to be included, pro rata among the holders (including the Securityholders) of such other securities according to the number of securities requested to be included by each such holder requesting inclusion therein.

                   b. In the event that a holder or holders of the Company's securities (other than a Securityholder or Securityholders) requests, pursuant to rights granted to such holder or holders, that the Company file a registration statement for the public offering of securities and the Company and the other holders of the Company's securities (including the Securityholders) who have rights to be included in such registration, request to be included in such registration and the managing underwriter of such offering shall advise the Company and the holders requesting inclusion in the offering that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution then, the securities to be included in the registration shall be included in the following order: (i) first, all of the securities requested to be included therein by the holder or holders making the initial request for the registration, and (ii) second, such other securities requested to be included therein by the Company and the holders of such other securities, pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein. For purposes of this Section 5.2(b), the Company and each Securityholder agrees to request for inclusion in the registration only that number of securities that the Company or such Securityholder intends, in good faith, to sell, if all such securities so requested by the Company or such Securityholder were permitted to be included by the managing underwriter in such registration and sold pursuant thereto.

                   c. The Company shall not be obligated to allow Securityholders to participate in any such registration pursuant to this Section
5.2 if, at such time, the Company has effected a number of registrations, (i) in which Securityholders have participated and elected to register their Securities, (ii) which have been deemed effective under the terms of this Agreement, and (iii) which were other than registrations required pursuant to
Section 5.1 hereof, equal to three (3) plus the number of Warrants issued pursuant to Section 2 hereof.

               5.3.a.    In connection with the registration of Securities on
behalf of the holders thereof (such Securityholders being referred to herein as "Sellers") in accordance with Section 5.1 or Section 5.2 above, the Company agrees to:

                   (i) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each Seller;

                   (ii) subject to the provisions of Section 5.1(a) and Sections 5.2(a) and (b) above regarding reductions by the managing underwriter, include in the registration statement filed with the Securities and Exchange Commission ("SEC"), the Securities for which requests for registration have been made; provided, however, that promptly after filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each Seller copies of all such documents filed including documents incorporated by reference in the registration statement; and notify each Seller of any stop order issued or threatened by the SEC and use its reasonable best efforts to prevent the entry of such stop order or to remove it if entered;

                   (iii) prepare and file with the SEC such amendments of and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (A) in the case of a registration pursuant to Section 5.1, for a period of one hundred and twenty (120) days, or, in the case of a registration pursuant to
Section 5.2 or a registration filed on Form S-1, for a period of ninety (90) days or (B) such shorter period as may be required if all such Securities covered by such registration statement are sold prior to the expiration of such periods, and comply with the provisions of the Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Sellers set forth in such registration statement;

                   (iv) furnish to each Seller and each underwriter, if any, without charge, such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Securities proposed to be sold by such Seller;

                   (v) use its reasonable best efforts to register or qualify such Securities under such other securities or Blue Sky laws of such jurisdictions as any Seller or any such underwriter reasonably requests and keep such registrations or qualifications in effect for so long as such registration statement remains in effect and do any and all acts and things, to the extent commercially reasonable, which may be reasonably necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of the Securities owned by such Seller in accordance with applicable laws, rules and regulation; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (v), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any jurisdiction;

                  (vi) notify each Seller, at any time when a prospectus relating to such Seller's Securities is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and as soon as practicable prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (vii) cause all such Securities to be listed on any Exchange on which similar securities issued by the Company are then listed;

                  (viii) provide a transfer agent, registrar and CUSIP number for all such Securities not later than the effective date of such registration statement;

                  (ix) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions that the Sellers or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Securities;

                   (x) make available for inspection by the Sellers and their counsel, any underwriter participating in any disposition pursuant to such registration statement, and any counsel retained by any such underwriter, all pertinent financial and other information and corporate documents of the Company (subject to the execution of a reasonable confidentiality agreement to the extent reasonably necessary to protect the interests of the Company), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter or counsel in connection with such registration statement;

                   (xi) use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Sellers or any underwriter may reasonably request;

                   (xii) obtain an opinion of counsel to the Company, addressed to the Sellers and any underwriter, in customary form and including such matters as are customarily covered by such opinions in underwritten registered offerings of equity securities as the Sellers or any underwriter may reasonably request, such opinion to be reasonably satisfactory in form and substance to each Seller; and

                   (xiii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, to the extent the failure to comply with which would have a material adverse effect on the Seller's ability to sell Securities under a registration statement, and make available to its securityholders, by the date required by the Act or any regulations promulgated under the Act, an earnings statement covering the period of at least twelve (12) months subsequent to the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                   b. Any other provisions of this Section 5 notwithstanding, upon receipt by the Securityholders of a written notice signed by the chief executive officer, chief operating officer or chief financial officer of the Company to the effect set forth below, the Company shall not be obligated during a reasonable period of time thereafter to effect any registrations pursuant to this Section 5, and the Securityholders agree that they will immediately suspend sales of shares under any effective registration statement for a reasonable period of time, in either case not to exceed ninety (90) days, at any time at which, in the Company's reasonable judgment, (i) there is a development involving the Company or any of its affiliates which is material but which has not yet been publicly disclosed, (ii) sales pursuant to the registration statement would materially and adversely affect an underwritten public offering for the account of the Company or any other material financing project or a proposed or pending material merger or other material acquisition or material business combination or material disposition of the Company's assets, to which the Company or any of its affiliates is, or is expected to be, a party, or (iii) such registration would require a special audit. In the event sales by the Securityholders pursuant to an effective registration statement are suspended in accordance with this Section 5.3(b), there shall be added to the period during which the Company is obligated to keep a registration effective the number of days for which sales were suspended pursuant to this Section 5.3(b).

                   c. The Company may require each Seller to furnish to the Company such information regarding the distribution of the Securities proposed to be sold by such Seller as the Company may from time to time reasonably request in writing.

                   d. Each Seller agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subsection (vi) of Section 5.3(a) above, such Seller shall forthwith discontinue disposition of Securities pursuant to the registration statement covering such Securities until such Seller's receipt of copies of the supplemented or amended prospectus contemplated by Section 5.3(a)(vi) above and, if so directed by the Company, such Seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies in such Seller's possession, of the prospectus covering such Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 5.3(a)(iii) above shall be extended by the number of days during the period from and including the date of giving of such notice to and including the date when each Seller shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.3(a)(vi) above.

                   e. The Company shall not file or permit the filing of any registration or comparable statement which refers to any Seller by name or otherwise as the Seller of any securities of the Company unless such reference to such Seller is specifically required by the Act or any similar federal statute or Blue Sky law then in force.

               5.4 All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses relating to filings with any Exchange, fees and expenses of compliance with securities or Blue Sky laws in jurisdictions reasonably requested by any Seller or underwriter pursuant to Section 5.3(a)(v), all word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and one (1) counsel for the Sellers (to the extent such fees, expenses and disbursements are reasonable), independent public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) and underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals attributable to the securities being registered, or legal expenses of any person other than the Company and the Sellers, but including liability insurance if the Company so desires), all the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance (if the Company determines to obtain such insurance) and the fees and expenses incurred in connection with the listing of the securities to be registered on each Exchange on which such securities issued by the Company are then listed, the reasonable fees and expenses of any special experts (including attorneys) retained by the Company (if it so desires) in connection with such registration and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company.

               5.5 In connection with the preparation and filing of each registration statement under the Act pursuant to this Section 5, the Company shall give the Sellers under such registration statement, their underwriters, if any, and their accountants and one (1) counsel for the Sellers, to the extent reasonably requested by Foothill, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Act (and subject to the execution of a reasonable confidentiality agreement to the extent reasonably necessary to protect the interests of the Company).

               5.6.a.    In the event of any registration of any securities of
the Company under the Act, the Company shall, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to
Section 5.1 or Section 5.2 above, the Seller of any Securities covered by such registration statement, its directors, officers and employees, each other person who participates as an underwriter in the offering or sale of such Securities and each other person, if any, who controls such Seller or any such underwriter within the meaning of the Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which such Seller or any such director or officer or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such Seller and each such director, officer, employee, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened in respect thereof), or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement in reliance upon and in conformity with written information furnished to the Company by such Seller for the express purpose of use in the preparation thereof and, provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof), or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Act to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such Securities by such Seller.

                   b. In the event of any registration of any securities of the Securityholders under the Act pursuant to Section 5.1 or 5.2 above, each such Seller shall, hereby does, and shall be deemed to, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.6(a) above) the Company, each director, officer and employee of the Company, and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such Securities by such Seller. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds (net of underwriting commissions but not of any other offering expenses) received by such Seller upon the sale of the Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

                   c. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 5.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnified party may separately participate in the defense of such claim, jointly with any other indemnified party that reasonably determines such conflict of interest to exist, and the indemnifying party shall be liable to such indemnified parties for the reasonable legal fees and expenses of one counsel for all such indemnified parties and for other expenses reasonably incurred in connection with the participation in the defense thereof incurred by the indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                   d. Indemnification and contribution similar to that specified in this Section 5.6 (with appropriate modifications) shall be given by the Company and each Seller with respect to any required registration or other qualification of Securities under any Federal or state law or regulation of any governmental authority, other than the Act.

                   e. The indemnification required by this Section 5.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                   f. If the indemnification provided for in this Section 5.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Securities giving rise to such contribution obligation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.6(f) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 5.6(f). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               5.7 The Company shall not after the date hereof grant any additional registration rights that conflict with the rights under this Section 5.

               5.8 If requested by the managing underwriter of an offering for which Shares of the Company or a Securityholder have been registered, a Securityholder shall not sell or otherwise transfer or dispose of any Securities held by such Securityholder (other than those included in the registration) during such period following the effective date of such registration as is usual and customary at such time in similar public offerings of similar securities; provided, however, that the Company shall use its reasonable best efforts to cause each holder of a material number of shares of Common Stock to enter into similar "lock-up" agreements in respect of such offering. The obligations described in this Section 5.8 shall not apply to offerings pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

          6. PUT RIGHTS. Each Warrant and the Shares issuable upon exercise of same shall be subject to the right of the holder hereof to require the Company to repurchase such Securities, as is set forth in the form of Warrant attached hereto.

          7. CALL RIGHTS. Each Warrant and the Shares issuable upon exercise of same shall be subject to the right of the Company to repurchase ("call") such Securities, as is set forth in the form of Warrant attached hereto.

          8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Foothill as follows:

                   a. This Agreement has been, and upon issuance each Warrant will be, duly authorized and executed by the Company. This Agreement is, and upon issuance each Warrant will be, a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

                   b. The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable;

                   c. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to the date hereof (as so amended, the "Charter"), a true and complete copy of which has been delivered to Foothill;

                   d. The execution and delivery of this Agreement are not, and the issuance of the Warrants and the Shares upon exercise of the Warrants in accordance with the terms hereof and thereof will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby, in each case as could not have a material adverse effect on the Company;

                   e. Except as set forth in the Loan Agreement, there are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any Warrant to be issued pursuant hereto;

                   f. The authorized capital stock of the Company consists of Twenty-Five Million (25,000,000) shares of Common Stock, of which approximately Seventeen Million Three Hundred Twelve Thousand Three Hundred Eighteen (17,312,318) shares were issued and outstanding as of the date hereof, and approximately One Million Eight Hundred Forty Eight Thousand (1,848,000) shares were treasury stock held by the Company, and One Million (1,000,000) shares of Preferred Stock, $.01 par value per share, of which no shares were issued and outstanding as of the date hereof. All such outstanding shares have been validly issued and are fully paid, nonassessable shares free of preemptive rights;

                   g. There are no subscriptions, rights, options, warrants, or calls relating to any shares of the Company's capital stock, including any right of conversion or exchange under any outstanding security or other instrument, except as follows: (i) the Warrants issued and issuable hereunder and (ii) rights, options, warrants or convertible or exchangeable securities outstanding or issued as of the date hereof which, upon exercise, conversion or exchange, would result in the issuance of an aggregate number of shares of Common Stock not in excess of Three Million Four Hundred Ninety Three Thousand Seven Hundred Forty Two (3,493,742) (as such number may be adjusted as the result of the operation of anti-dilution protection provisions of such rights, options, warrants or convertible or exchangeable securities for events occurring before the date hereof); and

                   h. Except as expressly disclosed in writing to Foothill prior to the date hereof, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

          9. REPRESENTATIONS AND WARRANTIES OF FOOTHILL. Foothill represents and warrants to the Company that the Warrants and the Shares to be issued upon exercise thereof are being acquired for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, and that Foothill will not offer, sell or otherwise dispose of any Warrant or Shares except under circumstances which will not result in a violation of the Act. Foothill is an accredited investor (as that term is defined in Rule 501 of Regulation D promulgated under the Act). All Warrants and all shares of Common Stock issued upon exercise of any Warrant (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the form set forth in Exhibit W-1 attached hereto.

          10. NOTICES. Any notice, request, communication or other document required or permitted to be given or delivered to Foothill, any other holder of Securities, or the Company shall be delivered, or shall be sent by private courier or certified or registered mail, postage prepaid, to Foothill and each such holder at its respective address as shown on the books of the Company or to the Company at the address indicated therefor in the introductory paragraph of this Agreement.

          11. BINDING EFFECT ON SUCCESSORS. This Agreement shall be binding upon any corporation succeeding the Company or Foothill by merger, consolidation or acquisition of all or substantially all of the Company's assets, and any successor or assign of Foothill, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of any Warrant shall survive the exercise, conversion and termination of such Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of Foothill. Notwithstanding any other provision herein to the contrary, this Agreement (but not the Warrants) may only be sold or otherwise transferred, in whole or part, to entities that have been or are sold or otherwise transferred Foothill's rights, in whole or in whatever part, under the Loan Agreement.

          12. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          13. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

          14. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties of the Company and Foothill contained herein shall survive the consummation hereof, the issuance of any Warrants pursuant hereto, the exercise or conversion of any Warrant (or any part hereof) and the termination or expiration of rights hereunder. All agreements of the Company and Foothill contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

          15. REMEDIES. In case any one or more of the covenants and agreements contained in this Agreement shall have been breached, Foothill (in the case of a breach by the Company), or the Company (in the case of a breach by Foothill), may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

          16. NO IMPAIRMENT OF RIGHTS. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Foothill against impairment.

          17. INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be presumed construed or resolved against Foothill or the Company, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          18. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          19. AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and the Company.

          20. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          21. INTEGRATION. This Agreement, together with the Warrants issuable hereunder and the Loan Agreement, reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                         BANYAN SYSTEMS INCORPORATED,
                         a Massachusetts corporation


                         By:  /s/ Richard M. Spaulding

                         Title:  VP & CFO


                         FOOTHILL CAPITAL CORPORATION,
                         a California corporation


                         By:  /s/ Patricia McLoughlin

                         Title:  SVP